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                                                                      EXHIBIT 21

                    LIST OF THE SUBSIDIARIES OF THE COMPANY

Poland Cablevision (Netherlands) B.V...........................................  Netherlands
Polska Telewizja Kablowa S.A...................................................  Poland
Polska Telewizja Kablowa -- Warszawa S.A.......................................  Poland
Polska Telewizja Kablowa -- Krakow S.A.........................................  Poland
Polska Telewizja Kablowa -- Ryntronik S.A......................................  Poland
Polska Telewizja Kablowa -- Lublin S.A.........................................  Poland
Polska Telewizja Kablowa -- Szczecin Sp. z o.o. ...............................  Poland
Poltelkab Sp. z o.o............................................................  Poland
TV SAT Ursus Sp. z o.o. .......................................................  Poland
TV KABEL Sp. z o.o. ...........................................................  Poland
Telkat Sp. z o.o. .............................................................  Poland
ETV Sp. z o.o. ................................................................  Poland
Kolor Sat Sp. z o.o. ..........................................................  Poland
Opolskie TT S.A................................................................  Poland
Czestochowska..................................................................  Poland
Szczecinska TK Sp. z o.o. .....................................................  Poland
Otwocka TK Sp. z o.o. .........................................................  Poland
ProCable Sp. z o.o. ...........................................................  Poland
Polskie Media S.A. ............................................................  Poland
Ground Zero Media Sp. z o.o. ..................................................  Poland
PCI Programming, Inc...........................................................  Delaware